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                                                                      EXHIBIT 11

                        American Greetings Corporation
                        ------------------------------
                       Computation of Earnings Per Share
                       ---------------------------------

                                                                 (Unaudited)
                                                          Three Months Ended May 31,
                                                      ---------------------------------

                                                         1994                   1993
                                                      ----------             ----------
 Average number of
  common shares outstanding                           74,210,536             73,164,578
                                                      ==========             ==========

 Net income (thousands)                               $   33,162             $   11,845
                                                      ==========             ==========
 Primary earnings per share                           $      .45             $      .16
                                                      ==========             ==========
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             Computation of Fully-Diluted Earnings Per Share (a)
             ___________________________________________________
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
                                                                 (Unaudited)
                                                          Three Months Ended May 31,
                                                      ---------------------------------

                                                         1994                   1993
                                                      ----------             ----------
 Average number of common
 shares outstanding
 on a fully diluted
 basis assuming exercise of
 stock options based on
 the treasury stock method
 using the average market price
 which was higher than the
 ending market price                                  75,510,238             74,413,328
                                                      ==========             ==========

Net income (thousands)                                $   33,162             $   11,845
                                                      ==========             ==========

Fully-diluted earnings
 per share                                            $      .44             $      .16
                                                      ==========             ==========

(a)  This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by
     Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.

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